2600 Troy Center Drive	● Troy, MI 48084	CONTACT: Mary Ann Victor,
Phone: (248) 244-1400	● Fax: (248) 244-0978	Vice President and Chief Administrative Officer,
www.somanetics.com		(248) 244-1409
William Iacona, CFO, (248) 244-1423
FOR IMMEDIATE RELEASE

SOMANETICS REPORTS RECORD NET REVENUES FOR
FOURTH QUARTER AND FISCAL 2009

Fourth Quarter Highlights

▪	Net revenues of $14.5 million, up six percent.

▪
Including approximately $2 million in R&D expenses associated with up-front fees relating to the acquisition of two technology licenses, income before income taxes was $2.4 million and net income was $1.5 million; $0.12 per diluted share.

Fiscal 2009 Highlights

▪	Net revenues of $50.0 million, up five percent.

▪	Including up-front technology license fees, income before income taxes was $10.9 million and net income was $6.8 million; $0.53 per diluted share.

▪	Gross margin was 87 percent for fiscal 2009 and the fourth quarter.

▪
Received 510(k) clearance from the U.S. Food and Drug Administration to expand the labeling for the INVOS® Cerebral/Somatic Oximeter.  The new labeling includes three new marketing claims, including a claim of improved outcomes after cardiac or major general surgery when the INVOS System is used to manage therapies in patients weighing more than 2.5 kilograms.

▪	Extended exclusive distribution agreement with Covidien for Europe, the Middle East and South Africa for three years.

▪
Obtained rights to new cerebral autoregulation technology developed at The Johns Hopkins University.  Integration of this technology into Somanetics’ INVOS Cerebral/Somatic Oximeter would yield the first noninvasive monitor providing cerebral autoregulation data for routine clinical use.

▪
Signed an exclusive license agreement for a product under development related to the monitoring, detection and assessment of acute compartment syndrome in parts of the human body, such as the legs. As part of the license agreement with the inventor, Somanetics expects to receive approximately $2.1 million for product and prototype sales and research and development fees over a three-year period.

TROY, Mich. — January 21, 2010 — Somanetics Corporation (Nasdaq: SMTS) today reported financial results for the fourth fiscal quarter and year ended November 30, 2009.

Fourth Quarter Results

Net revenues for the fourth quarter of 2009 increased six percent to $14.5 million from $13.7 million in the same period of 2008.  U.S. net revenues increased seven percent to $11.7 million from $11.0 million in the same period of 2008.  International net revenues increased four percent to $2.8 million compared to $2.7 million in the fourth quarter of 2008.

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Gross margin was 87 percent, the same as in the fourth quarter of 2008.

Fourth quarter income before income taxes was $2.4 million, compared to $5.1 million in the fourth quarter of 2008.  Net income in the fourth quarter of fiscal 2009 was $1.5 million, or $0.12 per diluted share, inclusive of approximately $2 million in R&D expenses associated with up-front fees relating to the acquisition of two technology licenses.  These up-front license fees reduced diluted earnings per share by $0.10.

Fiscal Year 2009 Results

Fiscal year 2009 net revenues increased five percent to $50.0 million from $47.5 million a year ago.  U.S. net revenues increased six percent to $40.2 million and international net revenues increased five percent to $9.9 million.

Gross margin was 87 percent, the same as in 2008.  Income before income taxes was $10.9 million and net income was $6.8 million, or $0.53 per diluted share.  Somanetics recognized income taxes at an estimated effective tax rate of 37.6 percent for 2009.

Somanetics ended fiscal 2009 with cash, marketable securities and long-term investments of $79.7 million and no borrowings.

“We are pleased to have achieved record revenues in 2009 in this difficult economic climate,” said Bruce J. Barrett, Somanetics’ president and chief executive officer.  “Unit sales of our disposable sensors, which is the best indicator of customer demand for the INVOS System, increased 22 percent in the fourth quarter and 18 percent for the year.  We also obtained two technology licenses during 2009.  Combined with the addition of the Vital Sync System to our portfolio, we believe that these additional technologies will enhance the value proposition for our INVOS System, increase the competitive barriers to entry, support future development of new markets for the INVOS System and potentially strengthen our intellectual property position,” Barrett said.

Expanded FDA Labeling Claims

In April, Somanetics received a new 510(k) clearance from the U.S. Food and Drug Administration to expand the labeling for its INVOS Cerebral/Somatic Oximeter.  The new labeling allows a claim of improved patient outcomes after surgery when the INVOS System is used to manage therapies in patients above 2.5 kilograms at risk for reduced or absent blood flow.  Additionally, its indications for use now reflect the INVOS System’s ability to generate accurate real-time measurements of blood oxygen saturation in this same patient population, as well as its previous clearance as a trend monitor in any individual.

International Sales and Marketing

During 2009 Somanetics established its European subsidiary and four branches and hired its first employees in Europe to support international sales and marketing efforts.  In addition, Somanetics extended its long-standing exclusive distribution agreement with Covidien to distribute Somanetics’ products in Europe, the Middle East and South Africa for three years, with an optional two-year extension.

SOMANETICS REPORTS FISCAL 2009 RESULTS / 3

Cerebral Autoregulation Technology

Somanetics signed a sublicense agreement with Raba Equity Partners II, LLC under which it obtained rights to new cerebral autoregulation technology that was developed at The Johns Hopkins University.  The technology is associated with two pending patents.  Cerebral autoregulation refers to the body’s ability to maintain constant blood flow to the brain despite changes in blood pressure.  In many critical care situations, the brain’s autoregulation can become impaired, making it vulnerable to changes in blood pressure and to potential brain injury.  For example, blood pressure below the patient’s autoregulation threshold can result in cerebral ischemia, or stroke, while blood pressure above the patient’s upper limit of autoregulation can result in cerebral bleeding.

Integration of the cerebral autoregulation technology into the INVOS Cerebral/Somatic Oximeter would yield the first noninvasive monitor providing cerebral autoregulation data for routine clinical use, guiding many treatment options used today without this information.  Somanetics plans to utilize this patent-pending method of combining blood pressure measurements and signals from the INVOS System to continuously monitor and display cerebral autoregulatory function information.  Somanetics expects to invest in developing the technology to support a product launch in the first half of 2011.

Compartment Syndrome Technology

Somanetics signed a development and exclusive license agreement with an inventor to develop and market a product that uses the INVOS technology and methods and means described in the inventor’s patent to monitor, detect and assess acute compartment syndrome in parts of the human body, such as the legs.  Compartment syndrome is a limb- and life-threatening condition that occurs as the pressure rises as a result of tissue injury or trauma in a leg, arm or hand, with the compression of nerves, blood vessels and muscle inside a closed space (compartment) within the body.  This leads to tissue death due to lack of oxygenation as the blood vessels are compressed by the raised pressure within the compartment, shutting off the circulation.  As part of the agreement, Somanetics will support clinical research, including studies among U.S. Army, U.S. Air Force and civilian subjects.  Soldiers sometimes suffer from compartment syndrome as a result of traumatic injuries to their legs.  The U.S. Department of Defense has provided a grant for the research and development of a monitor and sensors to monitor, detect and assess compartment syndrome.  As part of the license agreement, over a three-year period, Somanetics expects to receive approximately $2.1 million through the grant for product and prototype sales and R&D fees for its work to develop the compartment syndrome product.

Vital Sync System

During 2009 Somanetics continued its development and made the first sales of the Vital Sync™ System, Somanetics’ data integration device that collects and organizes data from a broad array of hospital bedside devices and continuously displays them at the bedside.  To support the addition of the derived parameter features to the system, Somanetics filed an FDA 510(k) application in November to permit the calculation of derived parameters with the Vital Sync device.

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Derived parameters are parameters generated from calculations based on two or more discrete measurements and these can be displayed in real-time and reviewed.  Thus, a clinician can see many pieces of information displayed on the same screen to assist clinical decision making.

“Derived parameters give a clinician a view of the relationship among various vital signs or physiological parameters that may be dependent on each other for patient well being but are not identifiable by themselves,” Barrett said.

Somanetics is investing in combining the Vital Sync System and the INVOS System into a single device, and targeting it for launch in mid-2011.

Neonatal ICU Market Entry

Somanetics’ marketing initiatives related to the use of the INVOS System in the neonatal ICU were supported by a variety of research studies that were presented at medical conferences during the year.  For example, during the Pediatric Academic Societies annual conference, 25 posters and publications focused on early applications of the technology in the neonatal intensive care unit were presented.  These included investigations of how cerebral/somatic blood oxygen data may correlate to severe conditions that are traditionally difficult to diagnose, such as necrotizing enterocolitis and patent ductus arteriosis, as well as to the need for blood transfusions.

“Based on the interest in these studies and the variety of applications being researched, we believe this will be an important market opportunity for us,” Barrett said.

Business Outlook

Somanetics’ financial guidance for fiscal year 2010 is based on market and economic conditions, including the assumption that the recovery in capital spending at hospitals will be slow to develop.  Current estimates reflect management’s plan to invest in the clinical research, medical education and research and development projects focused on the pediatric and neonatal ICU markets, the development of new technologies and the addition of employees in sales, research and development and administration.  Somanetics undertakes no obligation to update its estimates.  Somanetics is currently forecasting:

▪	Fiscal 2010 net revenues to grow approximately 12 percent over fiscal 2009 to $56 million.

▪	Gross margin to be approximately 87 percent and operating margin to be approximately 17 percent, excluding litigation expense.

Somanetics to Host Conference Call

Somanetics will web-cast its fourth quarter and fiscal 2009 conference call at 10:00 a.m. (ET) today.  To join the web cast, visit the Presentations & Webcasts page in the Investor Relations section of Somanetics’ website at www.somanetics.com and click on the “2009 Year-End Somanetics Corporation Conference Call” link.  The call also will be archived on the website.

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About Somanetics

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter which noninvasively provides accurate, real-time blood oxygen measurements in patients greater than 2.5 kilograms, and trend monitoring of this parameter for individuals of any weight.  The INVOS System is the only commercially-available cerebral/somatic oximeter proven to improve outcomes.  Surgeons, anesthesiologists and other medical professionals can use data provided by the INVOS System, in conjunction with other available data, to identify oxygen imbalances in brain or other body tissue beneath the sensor and take necessary corrective action, potentially improving patient outcomes and reducing the costs of care.  The INVOS System is the clinical reference standard in cerebral/somatic oximetry, with a 12-year market track record, more than 700 clinical references and implementation at more than 700 U.S. hospitals.  Somanetics also develops, manufactures and markets the Vital Sync™ System, a device that integrates data from bedside devices into a single system for enhanced patient assessment and decision making, data management and data storage.  Somanetics supports its customers through a direct U.S. sales force and clinical education team.  Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan.  For more information visit www.somanetics.com.

Safe-Harbor Statement

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2010, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties.  Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, including the current global economic difficulties, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the INVOS Cerebral/Somatic Oximeter and disposable sensors, our dependence on distributors for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others’ patents and the other factors set forth from time to time in Somanetics’ Securities and Exchange Commission filings, including Somanetics’ 2008 Annual Report on Form 10-K filed on February 11, 2009 and its 2009 Quarterly Reports on Form 10-Q filed on March 31, 2009, July 1, 2009 and September 28, 2009, respectively.

(Tables to follow)

SOMANETICS REPORTS FISCAL 2009 RESULTS / 6

BALANCE SHEETS
	November 30,
	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,964,273	$37,166,141
Marketable securities	24,763,854	19,992,545
Accounts receivable	8,878,942	7,862,103
Inventory	3,622,531	2,960,422
Prepaid expenses	1,087,450	597,460
Accrued interest receivable	138,099	16,667
Deferred tax asset – current	51,060	164,615
Total current assets	67,506,209	68,759,953
PROPERTY AND EQUIPMENT:
Demonstration and no capital cost sales equipment at customers	4,285,163	3,919,296
Machinery and equipment	1,886,582	1,638,597
Furniture and fixtures	545,796	504,485
Leasehold improvements	197,450	197,450
Total	6,914,991	6,259,828
Less accumulated depreciation and amortization	(3,966,645)	(3,418,697)
Net property and equipment	2,948,346	2,841,131
OTHER ASSETS:
Long-term investments	26,004,995	12,837,710
Deferred tax asset – non-current	2,795,963	1,587,977
Intangible assets, net	234,003	246,318
Goodwill	1,783,712	1,679,713
Other	15,000	15,000
Total other assets	30,833,673	16,366,718
TOTAL ASSETS	$101,288,228	$87,967,802

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,466,497	$1,271,058
Accrued liabilities	1,788,552	1,848,672
Total current liabilities	3,255,049	3,119,730
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par
value; no shares issued or outstanding	—	—
Common shares; authorized, 20,000,000 shares of $.01 par
value; issued and outstanding, 12,104,462 shares at November 30, 2009,
and 12,034,074 shares at November 30, 2008	121,045	120,341
Additional paid-in capital	97,696,229	91,330,305
Retained earnings (Accumulated deficit)	215,905	(6,602,574)
Total shareholders’ equity	98,033,179	84,848,072
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$101,288,228	$87,967,802

SOMANETICS REPORTS FISCAL 2009 RESULTS / 7

STATEMENTS OF OPERATIONS
	For the Years Ended November 30,
	2009	2008	2007

NET REVENUES	$50,013,734	$47,455,617	$38,585,832
COST OF SALES	6,580,766	6,249,256	4,726,146
Gross margin	43,432,968	41,206,361	33,859,686

OPERATING EXPENSES:
Research, development and engineering	3,947,509	1,259,227	668,815
Selling, general and administrative	29,620,618	26,166,120	22,269,184
Total operating expenses	33,568,127	27,425,347	22,937,999

OPERATING INCOME	9,864,841	13,781,014	10,921,687

OTHER INCOME:
Interest income	1,063,147	2,629,967	4,008,537
Total other income	1,063,147	2,629,967	4,008,537
INCOME BEFORE INCOME TAXES	$10,927,988	$16,410,981	$14,930,224

INCOME TAX EXPENSE	(4,109,508)	(5,964,734)	(5,247,943)

NET INCOME	$6,818,480	$10,446,247	$9,682,281

NET INCOME PER COMMON
SHARE - BASIC	$.57	$.82	$.73
NET INCOME PER COMMON
SHARE - DILUTED	$.53	$.76	$.67
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING —
BASIC	12,069,361	12,671,452	13,213,428
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING —
DILUTED	12,935,886	13,671,730	14,384,445

SOMANETICS REPORTS FISCAL 2009 RESULTS / 8

STATEMENTS OF OPERATIONS

	For the Fourth Quarter Ended November 30,
	2009	2008

NET REVENUES	$14,513,685	$13,654,292
COST OF SALES	1,853,629	1,835,318
Gross margin	12,660,056	11,818,974

OPERATING EXPENSES:
Research, development and engineering	2,551,584	364,654
Selling, general and administrative	7,854,811	6,742,584
Total operating expenses	10,406,395	7,107,238

OPERATING INCOME	2,253,661	4,711,736

OTHER INCOME:
Interest income	150,654	432,687
Total other income	150,654	432,687
INCOME BEFORE INCOME TAXES	$2,404,315	$5,144,423

INCOME TAX EXPENSE	(894,626)	(1,825,311)

NET INCOME	$1,509,689	$3,319,112

NET INCOME PER COMMON
SHARE - BASIC	$.13	$.28
NET INCOME PER COMMON
SHARE - DILUTED	$.12	$.25
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING —
BASIC	12,092,852	12,012,096
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING —
DILUTED	12,957,417	13,071,397